RockTenn

Fiscal 2015 First Quarter Earnings Conference Call Presentation

January 26, 2015


RockTenn
Coated White Top Liner

Cautionary Statement Regarding Forward-Looking Information

Statements in this presentation that do not relate strictly to historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the slides entitled "Key Financial Statistics – Outlook" and "Key Inputs" that give guidance or estimates for future periods. Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and use words such as will, estimate, expect, trending, or refer to future time periods. You should not place undue reliance on any forward-looking statements as such statements involve risks, uncertainties, assumptions and other factors that could cause actual results to differ materially, including the following: our ability to achieve benefits from acquisitions such as Smurfit-Stone, NPG, Tacoma Mill and A.G. Industries, Inc. including, without limitation, synergies, performance improvements and successful implementation of capital projects; expected price realization; expected levels of depreciation and amortization, corporate expenses, interest expense, income tax rates, federal NOLs, Black Liquor and AMT tax credits, pension expense and contributions, capital expenditures, commodity costs, maintenance outages and containerboard inventory builds; the level of demand for our products; economic downtime; our ability to successfully identify and make performance improvements; anticipated returns on our capital investments; increases in energy, raw materials, shipping and capital equipment costs; reduced supply of raw materials; fluctuations in selling prices and volumes; intense competition; the potential loss of certain customers; the occurrence of a natural disaster, such as a hurricane, winter or tropical storm, earthquake, tornado, flood, fire, or other unanticipated problems such as labor difficulties, equipment failure or unscheduled maintenance and repair, which could result in operational disruptions of varied duration; our desire or ability to continue to repurchase company stock, and adverse changes in general market and industry conditions and other risks, uncertainties and factors discussed in Item 1A "Risk Factors" and under the caption "Business — Forward-Looking Information" in our 2014 Annual Report on Form 10-K and by similar disclosures in any of our subsequent SEC filings. The information contained herein speaks as of the date hereof and we do not undertake any obligation to update such information as future events unfold.

Disclaimer and Use of Non-GAAP Financial Measures and Reconciliations

We may from time to time be in possession of certain information regarding RockTenn that applicable law would not require us to disclose to the public in the ordinary course of business, but would require us to disclose if we were engaged in the purchase or sale of our securities. This presentation shall not be considered to be part of any solicitation of an offer to buy or sell RockTenn securities. This presentation also may not include all of the information regarding RockTenn that you may need to make an investment decision regarding RockTenn securities. Any such investment decision should be made on the basis of the total mix of information regarding RockTenn that is publicly available as of the date of such decision.

We have included financial measures that are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). The non-GAAP financial measures presented are not intended to be a substitute for GAAP financial measures, and any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP and the reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures included in the Appendix to this presentation.

RockTenn 1Q FY2015 – Summary

- Record fiscal first quarter sales and earnings
  - Net sales of $2.514 billion
  - Adjusted earnings per share of $0.96 [(1)], an increase of 16% over prior year quarter
- Excellent year-over-year results in Corrugated Packaging segment with 16% increase in segment income
  - Corrugated box shipments increased by 2.5% as compared to 1Q FY2014 on a per day basis
- Strong folding carton volumes; up 3.2% as compared to 1Q FY2014
- Achieved $31 million of productivity improvements in 1Q FY2015
- Merchandising Displays segment EBITDA [(2)] of $13 million is $9 million less than the prior year quarter due to higher costs, including costs associated with supporting and onboarding new business

(1) On a GAAP basis, EPS was $0.88 in 1Q FY2015. See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix
(2) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix

Key Financial Metrics

$ in millions, except per share data	1Q FY2015	1Q FY2014	% Change
Net Sales	$ 2,514	$ 2,363	6%
Adjusted EPS [(1)]	$ 0.96	$ 0.83	16%
Effective Tax Rate	33.0%	35.8%	(8%)
LTM Credit Agreement EBITDA [(2)]	$ 1,594	$ 1,513	5%
LTM Credit Agreement EBITDA Margin [(2)]	16.3%	16.2%	1%
Free Cash Flow per share [(3)]	$ 1.54	$ 1.73	(11%)
Free Cash Flow [(3)]	$ 220	$ 254	(13%)
LTM Free Cash Flow per share [(3)]	$ 5.91	$ 5.94	(1%)
LTM Free Cash Flow [(3)]	$ 857	$ 869	(1%)
Leverage Ratio [(2)]	1.79x	1.86x	(4%)

(1) On a GAAP basis, EPS was $0.88 in 1Q FY2015 and $0.75 in 1Q FY2014. See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix
(2) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix
(3) We define Free Cash Flow as "Cash Generated for Net Debt Repayment, Dividends, Acquisitions/Investments, Stock Repurchases, Pension Lump Sum Settlement and Retiree Medical Curtailment, net and Pension Funding in Excess of Expense". See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix

Corrugated Packaging Segment Performance

$ in millions, except where noted	1Q FY2015	1Q FY2014
Segment Sales	$ 1,768	$ 1,652
Segment EBITDA [1]	$ 300	$ 269
Segment EBITDA Margins [1]	*17.7%*	*17.0%*
Corrugated Packaging Segment Shipments (k tons) [2]	1,996	1,804
Corrugated Container Shipments (bsf) [3]	18.8	18.4
Major Maintenance & Capital Outages (k tons)	68.5	93.4




SWEETWATER
TACKLEBOX
SWEETWATER
TACKLEBOX
DON'T FLOAT THE MAINSTREAM!

(1) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix
(2) Segment Shipments are expressed as a tons equivalent which includes external and intersegment tons shipped from our Corrugated mills plus Corrugated Container Shipments converted from bsf to tons. Excludes container shipments in Asia
(3) Corrugated Container Shipments (bsf) are included in the Corrugated Packaging Segment Shipments on a converted basis. Excludes container shipments in Asia

Consumer Packaging Segment Performance

$ in millions, except where noted	1Q FY2015	1Q FY2014
Segment Sales	$ 479	$ 472
Segment EBITDA [1]	$ 75	$ 80
Segment EBITDA Margins [1]	*15.6%*	*16.9%*
Consumer Packaging Segment Shipments (k tons) [2]	371	378
Converting Shipments (bsf) [3]	5.3	5.0
Major Maintenance & Capital Outages (k tons)	3.8	0.0


Marseilles


WHITFIELD FARMS
6
granola bars

(1) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix
(2) Segment Shipments are expressed as a tons equivalent which includes external and intersegment tons shipped from our Consumer mills plus Consumer Packaging Converting Shipments converted from bsf to tons. The shipment data excludes gypsum paperboard liner tons shipped by Seven Hills Paperboard LLC, our unconsolidated joint venture
(3) Converting Shipments are included in the Consumer Packaging Segment Shipments on a converted basis

Merchandising Displays Segment Performance

$ in millions, except where noted	1Q FY2015		1Q FY2014	
Segment Sales	$	238	$	185
Segment EBITDA [(1)]	$	13	$	22
Segment EBITDA Margins [(1)]		*5.4%*		*11.9%*


SAMSUNG
GALAXY S
NOW OPEN
NOW OPEN


Brush. Whiten. Go!
NEW!

(1) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix

Recycling Segment Performance

$ in millions, except where noted	1Q FY2015		1Q FY2014	
Segment Sales	$	80	$	100
Segment EBITDA [(1)]	$	4	$	3
Segment EBITDA Margins [(1)]		*5.6%*		*2.9%*
Recycled Fiber Volumes (millions of tons)		1.6		1.6





(1) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix

1QFY2015 vs. 1Q FY2014 Segment Income


$ in millions
$300
$250
$200
$150
$100
$50
$0
$235
($17)
$24
$29
($30)
$31
($28)
$244
1Q FY2014
Sales Mix
Volume
Fiber Deflation
Other Cost Inflation
Productivity
D&A, SG&A and Other(1)
1Q FY2015

- Sales Price / Mix:
  - Corrugated: Higher year-over-year domestic containerboard pricing offset by lower export pricing and unfavorable mix
  - Consumer Packaging: higher year-over-year SBS and Folding Carton pricing offset by lower CRB pricing
- Inflation Drivers: $29 million fiber benefit from lower OCC prices, including benefit on our external brokered Recycling tons; higher freight, energy and labor costs of $24 million
- Productivity: Benefit from: 1) improved operating performance across our mill and converting network; 2) procurement initiatives; 3) returns from capital projects; 4) six sigma and other operating activities focused on machine efficiencies, waste reduction and lowering labor costs

(1) Other includes $11 million unfavorable impact from higher Group Insurance costs

Net Debt Bridges [1]

1Q FY2015
($ in millions)

Free Cash Flow per Share of $1.54 [2]


$3,200
$2,800
$2,400
$2,000
$1,600
$1,200
$2,952
$7
$5
($344)
$127
$0
$26
$9
($7)
$2,775
9/30/14 Net Debt
Pension in Excess of Expense(3)
Cash Restructuring
Cash Generation from Operations(3)
Capital Expenditures
Acquisitions / Investments
Dividends
Share Repurchases
Other(4)
12/31/14 Net Debt

LTM 1Q FY2015
($ in millions)

Free Cash Flow per Share of $5.91 [2]


$3,200
$2,800
$2,400
$2,000
$1,600
$1,200
$2,729
$195
$37
($1,412)
$561
$414
$102
$192
($43)
$2,775
12/31/13 Net Debt
Pension in Excess of Expense(3)
Cash Restructuring
Cash Generation from Operations(3)
Capital Expenditures
Acquisitions / Investments
Dividends
Share Repurchases
Other(4)
12/31/14 Net Debt

(1) On a GAAP basis, Total Debt was $2.81 billion, $2.98 billion and $2.75 billion at 12/31/14, 9/30/14 and 12/31/13, respectively. See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix
(2) Free Cash Flow per share of $1.54 and $5.91 are calculated as "Cash Generated for Net Debt (Increase) Repayment, Dividends, Acquisitions/Investments, Stock Repurchases, Pension Lump Sum Settlement and Retiree Medical Curtailment, net and Pension Funding in Excess of Expense" of $219.5 million and $857.0 million, respectively, divided by average diluted shares outstanding of 142.8 million shares and 145 million shares, respectively. See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix
(3) Pension in Excess of Expense does not include the pension lump sum settlement or the retiree medical curtailment. The pension lump sum settlement and retiree medical curtailment is included in Cash Generation from Operations
(4) Other is primarily proceeds from the sale of assets, excess tax benefits from share-based compensation, return of capital from unconsolidated entities and insurance proceeds partially offset by the issuance of common stock net of related minimum tax withholdings

RockTenn's Strong Financial Position

12/31/14 Capitalization ($ in millions)	
Cash and cash equivalents	$33
Outstanding Debt [1]	$2,808
Shareholders' Equity	$4,388
Total Capitalization	**$7,195**

Rating Agency	Corporate Credit Rating
S&P	BBB Stable
Moody's	Baa3 Stable

Floating / Fixed Debt Mix	48% / 52%
Available Liquidity	$1.69 billion
Leverage Ratio [2]	1.79x
LTM Credit Agreement EBITDA [2]	$ 1.59 billion
Average Interest Rate	3.32%



$ in millions
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$-
$98
$92
$122
$122
$832
$832
$305
$305
$1,456
$350
$400
$350
$350
FY2015
FY2016
FY2017
FY2018
Thereafter
Credit Facilities
A/R Securitization
2019 Notes
2020 Notes
2022 Notes
2023 Notes
Other

Scheduled Maturities

(1) Outstanding Debt is Total Debt of $2,813 million adjusted for unamortized bond discounts of $5 million
(2) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix

Key Financial Statistics – Outlook

($ in millions, except percentages)	2Q FY2015 Guidance	
Depreciation and Amortization:	$	158
Capital Expenditures:	$	146
Non-Allocated Expenses:	$	17
Interest Expense:	$	24
Book Tax Rate:	33% - 35%	
Share Based Compensation:	$	12
2Q FY2015 Adj. EPS Guidance (1)	$0.80 - $0.90	

($ in millions)	As of 12/31/2014	
Federal and Foreign NOLs (estimated):	$	13
State NOLs / Credits (estimated):	$	56
Cellulosic Biofuel/Black Liquor Tax Credits (estimated):	$	108
AMT and Other Federal Credits (estimated):	$	103

($ in millions, unless stated)	FY2014 Actual		1Q FY2015 Actual		2Q FY2015 Forecast		3Q FY2015 Forecast		4Q FY2015 Forecast		FY2015 Forecast	
Estimated Qualified and Non Qualified Pension Cash Contributions:	$	225	$	6	$	42	$	86	$	25	$	159
Total Major Maintenance & Capital Outages (k tons):		262		72		95		114		4		285
Total Mill Maintenance Outage Amortization Expense:	$	103	$	24	$	28	$	29	$	28	$	109

(1) Expected adjustments to GAAP EPS primarily include s adjustments related to Restructuring and other costs and operating losses and transition costs due to plant closures

Appendix

Use of Non-GAAP Financial Measures and Reconciliations

Below, we define the non-GAAP financial measures, provide a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with GAAP, and discuss the reasons that we believe this information is useful to management and may be useful to investors. These measures may differ from similarly captioned measures of other companies in our industry.

Non-GAAP Measures

Our definitions of Credit Agreement EBITDA and Segment EBITDA may differ from other similarly titled measures at other companies. Credit Agreement EBITDA (as defined) and Segment EBITDA (as defined) are not defined in accordance with GAAP and should not be viewed as alternatives to GAAP measures of operating results or liquidity. RockTenn management believes that net income is the most directly comparable GAAP measure to Credit Agreement EBITDA (as defined) and Segment Income is the most directly comparable GAAP measure to Segment EBITDA(as defined).

We use the non-GAAP measure “Segment EBITDA Margins”, along with other factors, to evaluate our segment performance against our peers. Management believes that investors also use this measure to evaluate our performance relative to our peers. We reconcile this measure to the most directly comparable GAAP measures, Segment Income and Segment Net Sales. “Segment EBITDA Margin” is calculated for each segment by dividing that segment’s Adjusted Segment Sales by it’s EBITDA.

Non-GAAP Measures

Credit Agreement EBITDA:

"Credit Agreement EBITDA" is calculated in accordance with the definition of "EBITDA" contained in the Company's Credit Agreement. Credit Agreement EBITDA is generally defined as Consolidated Net Income plus: consolidated interest expense; consolidated tax expenses; depreciation and amortization expenses; charges and expenses for financing fees and expenses and write-offs of deferred financing fees and expenses, remaining portions of OID on prepayment of indebtedness, premiums due in respect of prepayment of indebtedness, and commitment fees in respect of financing commitments; various charges and expenses related to, or incurred in connection with, the Smurfit-Stone acquisition; costs and expenses relating to the integration of Smurfit-Stone and the achievement of synergies relating to the Smurfit-Stone acquisition; certain run-rate synergies expected to be achieved due to the Smurfit-Stone acquisition; all non-cash charges; all cash charges and expenses for plant and other facility closures and other cash restructuring charges; labor disruption charges; officer payments associated with any permitted acquisitions; "black liquor" expenses; cash charges and expenses incurred in respect of the Chapter 11 bankruptcy proceeding and plan of reorganization of Smurfit-Stone; all non-recurring cash expenses taken in respect of any multi-employer and defined benefit pension plan obligations that are related to plant and other facilities closures, business interruption items and other expense expected to be reimbursed and sales discounts given in connection with sales of accounts receivable. For additional information on the calculation of "EBITDA" under our Credit Agreement, see the Amended and Restated Credit Agreement, dated as of September 27, 2012, as subsequently amended on June 7, 2013 and November 25, 2013, filed as Exhibit 10.1 to our Form 8-K (dated September 27, 2012), Exhibit 10.1 to our Form 8-K (dated June 7, 2013) and Exhibit 4.1 to our Form 10-Q (for the quarterly period ended December 31, 2013), respectively.

Non-GAAP Measures (Continued)

Total Funded Debt and Leverage Ratio

"Total Funded Debt" is calculated in accordance with the definition of "Total Funded Debt" contained in the Company's Credit Agreement. Total Funded Debt is generally defined as aggregate debt obligations reflected in our balance sheet, less the hedge adjustments resulting from terminated and existing fair value interest rate derivatives or swaps, if any, plus additional outstanding letters of credit not already reflected in debt, and certain debt guarantees.

Our management uses Credit Agreement EBITDA and Total Funded Debt to evaluate compliance with RockTenn's debt covenants and borrowing capacity available under its Credit Agreement. Management also uses Credit Agreement EBITDA as a measure of our Company's core operating performance. Management believes that investors also use these measures to evaluate the Company's compliance with its debt covenants and available borrowing capacity. Management also believes that investors use Credit Agreement EBITDA as a measure of our Company's core operating performance. Borrowing capacity is dependent upon, in addition to other measures, the "Total Funded Debt/EBITDA ratio" or the "Leverage Ratio," which is defined as Total Funded Debt divided by Credit Agreement EBITDA.

Net Debt

We have defined the non-GAAP measure "Net Debt" to include the aggregate debt obligations reflected in our balance sheet, less the hedge adjustments resulting from fair value interest rate derivatives or swaps, if any, the balance of our cash and cash equivalents, certain restricted cash (which includes the balance sheet line items restricted cash and restricted cash and marketable debt securities) and certain other investments that we consider to be readily available to satisfy such debt obligations.

Our management uses Net Debt, along with other factors, to evaluate our financial condition. We believe that Net Debt is an appropriate supplemental measure of financial condition and may be useful to investors because it provides a more complete understanding of our financial condition before the impact of our decisions regarding the appropriate use of cash and liquid investments.

Non-GAAP Measures (Continued)

Cash Generated for Net Debt (Increase) Repayment, Dividends, Acquisitions/Investments, Stock Repurchases, Pension Lump Sum Settlement and Retiree Medical Curtailment, net and Pension Funding in Excess of Expense

We also have defined the non-GAAP financial measure Cash Generated for Net Debt Repayment, Dividends, Acquisitions/Investments, Stock Repurchases, Pension Lump Sum Settlement Expense and Pension Funding in Excess of Expense for Free Cash Flow to be the sum of the repayments of the non-GAAP measure Net Debt Repayment and the following GAAP cash flow statement and income statement line items: Cash dividends paid to shareholders, Cash paid for the purchase of business, net of cash acquired plus Investment in unconsolidated entity, Purchases of common stock, Pension lump sum settlement and retiree medical curtailment, net and Pension and other postretirement funding less (more) than expense. "Net Debt Repayment" is the difference between Net Debt at two points in time.

Our management uses Cash Generated for Net Debt (Increase) Repayment, Dividends, Acquisitions/Investments, Stock Purchases, Pension Lump Sum Settlement and Retiree Medical Curtailment, net and Pension Funding in Excess of Expense, along with other factors, to evaluate our performance. We believe that this measure is an appropriate supplemental measure of financial performance and may be useful to investors because it provides a measure of cash generated for the benefit of shareholders. It is not intended to be a substitute for GAAP financial measures and should not be used as such.

Adjusted Earnings Per Diluted Share

We also use the non-GAAP measure "adjusted earnings per diluted share", also referred to as "adjusted earnings per share" or "Adjusted EPS". Management believes this non-GAAP financial measure provide our board of directors, investors, potential investors, securities analysts and others with useful information to evaluate the performance of the Company because it excludes restructuring and other costs, net, the alternative fuel mixture credit and cellulosic biofuel producer credit and other specific items that management believes are not indicative of the ongoing operating results of the business. The Company and the board of directors use this information to evaluate the Company's performance relative to other periods.

Segment EBITDA Margins – 1Q FY2015

($ in millions, except percentages)	Corrugated Packaging	Consumer Packaging	Merchandising Display	Recycling	Corporate / Other	Consolidated
Segment Sales	$ 1,768.2	$ 478.8	$ 238.2	$ 80.3	$ (51.3)	$ 2,514.2
Less: Trade Sales	(71.1)	-	-	-	-	(71.1)
Adjusted Segment Sales	$ 1,697.1	$ 478.8	$ 238.2	$ 80.3	$ (51.3)	$ 2,443.1
Segment Income (1)	$ 183.1	$ 52.6	$ 7.5	$ 1.8		$ 245.0
Depreciation & amortization	117.3	22.3	5.3	2.7	4.2	151.8
Segment EBITDA	$ 300.4	$ 74.9	$ 12.8	$ 4.5		
Segment EBITDA Margins	17.7%	15.6%	5.4%	5.6%		

(1) Merchandising Displays segment excludes $1.1 million of inventory step-up expense.

Segment EBITDA Margins – 1Q FY2014

($ in millions, except percentages)	Corrugated Packaging		Consumer Packaging		Merchandising Display		Recycling		Corporate / Other		Consolidated	
Segment Sales	$	1,651.9	$	472.1	$	184.6	$	99.6	$	(45.6)	$	2,362.6
Less: Trade Sales		(63.6)		-		-		-		-		-
Adjusted Segment Sales	$	1,588.3	$	472.1	$	184.6	$	99.6	$	(45.6)	$	2,362.6
Segment Income	$	157.7	$	57.6	$	19.3	$	0.1			$	234.7
Depreciation & amortization		111.7		22.1		2.7		2.8		3.9		143.2
Segment EBITDA	$	269.4	$	79.7	$	22.0	$	2.9				
Segment EBITDA Margins		17.0%		16.9%		11.9%		2.9%				

Adjusted EPS Reconciliation

($ in millions, except per share data)		1Q FY2015		1Q FY2014
Net income attributable to Rock-Tenn Company shareholders	**$**	**125.1**	**$**	**109.7**
Pension lump sum settlement and retiree medical curtailment, net		7.9		-
Restructuring and other costs and operating losses and transition costs due to plant closures		3.9		12.2
Acquisition inventory step-up		0.7		-
Adjusted Net Income	**$**	**137.6**	**$**	**121.9**
Earnings per diluted share	**$**	**0.88**	**$**	**0.75**
Pension lump sum settlement and retiree medical curtailment, net		0.05		-
Restructuring and other costs and operating losses and transition costs due to plant closures		0.02		0.08
Acquisition inventory step-up		0.01		-
Adjusted Earnings per Diluted Share	**$**	**0.96**	**$**	**0.83**

Net Debt Reconciliation

($ in millions)	Dec 31, 2014	Sep 30, 2014	Dec 31, 2013	Sep 30, 2013	Dec 31, 2012
Current Portion of Debt	$ 128.2	$ 132.6	$ 3.2	$ 2.9	$ 87.4
Long-Term Debt Due After One Year	2,679.5	2,852.1	2,750.3	2,841.9	3,163.8
Total Debt	2,807.7	2,984.7	2,753.5	2,844.8	3,251.2
Less: Hedge Adjustments Resulting From Fair Value Interest Rate Derivatives or Swaps	-	-	-	-	(0.1)
	2,807.7	2,984.7	2,753.5	2,844.8	3,251.1
Less: Cash and Cash Equivalents	(32.8)	(32.6)	(24.6)	(36.4)	(31.0)
Net Debt	$ 2,774.9	$ 2,952.1	$ 2,728.9	$ 2,808.4	$ 3,220.1
Net Debt (Increase) / Repayment - Qtr	$ 177.2		$ 79.5		
Net Debt (Increase) / Repayment - LTM	$ (46.0)		$ 491.2		

Credit Agreement EBITDA and Leverage Ratio

($ in millions, except percentages and ratios)	LTM 1Q FY2015	LTM 1Q FY2014
Consolidated Net Income	$ 498.8	$ 756.2
Interest Expense, net	83.6	91.3
Income Tax Expense	286.8	(14.9)
Depreciation and Amortization	593.1	557.3
Additional Permitted Charges	131.4	122.6
Credit Agreement EBITDA	$ 1,593.7	$ 1,512.5
Net Sales	$ 10,046.7	$ 9,620.9
Less: Trade Sales	(262.3)	(269.8)
Adjusted Net Sales	$ 9,784.4	$ 9,351.1
Credit Agreement EBITDA Margin	16.3%	16.2%
Current Portion of Debt	$ 128.2	$ 3.2
Long-Term Debt Due After One Year	2,679.5	2,750.3
Total Debt	$ 2,807.7	$ 2,753.5
Plus: Letters of Credit, Guarantees and Other Adjustments	45.2	55.9
Total Funded Debt	$ 2,852.9	$ 2,809.4
Leverage Ratio	1.79x	1.86x

Free Cash Flow – 1Q FY2015 and LTM 1Q FY2015 [(1)]

($ in millions, except share data)		1Q FY2015		LTM 1Q FY2015
Net Debt Repayment [(2)]	$	177.2	$	(46.0)
Cash Dividends Paid to Shareholders		26.3		101.6
Cash Paid for the Purchase of Business, Net of Cash Acquired plus Investment in Unconsolidated Entities		-		414.4
Purchases of Common Stock		8.7		192.0
Pension Lump Sum Settlement and Retiree Medical Curtailment, net		11.9		59.8
Pension and Other Postretirement Funding (Less) More than Expense		(4.6)		135.2
Free Cash Flow [(1)]	$	219.5	$	857.0
Average Diluted Shares Outstanding		142.8		145.0
Free Cash Flow per Share	$	1.54	$	5.91

(1) Cash Generated for Net Debt Repayment, Dividends, Acquisitions/Investments, Stock Repurchases, Pension Lump Sum Settlement and Retiree Medical Curtailment, net and Pension Funding in Excess of Expense

(2) The difference between Net Debt as reconciled in the Appendix for the appropriate periods

Free Cash Flow – 1Q FY2014 and LTM 1Q FY2014 (1)

($ in millions, except share data)		1Q FY2014		LTM 1Q FY2014
Net Debt Repayment (2)	$	79.5	$	491.2
Cash Dividends Paid to Shareholders		25.8		69.0
Cash Paid for the Purchase of Business, Net of Cash Acquired plus Investment in Unconsolidated Entities		60.0		66.4
Purchases of Common Stock		53.0		53.0
Pension and Other Postretirement Funding More than Expense		35.2		189.5
Free Cash Flow (1)	$	253.5	$	869.1
Average Diluted Shares Outstanding		146.6		146.4
Free Cash Flow per Share	$	1.73	$	5.94

(1) Cash Generated for Net Debt Repayment, Dividends, Acquisitions/Investments, Stock Repurchases, Pension Lump Sum Settlement and Retiree Medical Curtailment, net and Pension Funding in Excess of Expense
(2) The difference between Net Debt as reconciled in the Appendix for the appropriate periods

Key Inputs

	Estimated Annual Quantity	1Q FY2015 Average Index Price	4Q FY2014 Average Index Price	1Q FY2014 Average Index price	Unit
Wood Fiber (1)	21 million tons	$39	$39	$38	per ton
Recycled Fiber (2)	4 million tons	$87	$91	$109	per ton
Natural Gas (3)	47 bcf	$4.00	$4.06	$3.60	per mmbtu
Fuel Oil (mill use) (4)	9 million gallons	$1.51	$2.13	$2.22	per gallon
Diesel (freight) (5)	63 million gallons	$3.58	$3.84	$3.87	per gallon

The following indices exclude transportation and distribution charges and premiums, as applicable:

(1) Wood Fiber reflects approximate RockTenn price
(2) Recycled Fiber based on RockTenn weighted consumption by regional indices
(3) Natural Gas: NYMEX Henry Hub Futures
(4) Fuel Oil: Platts New York #6 2.2% Cargo
(5) Diesel: EIA U.S. Diesel Fuel Retail Average Price, Industrial Sector

RockTenn

Fiscal 2015 First Quarter Earnings Conference Call Presentation

January 26, 2015


RockTenn
Coated White Top Liner